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                                                                    Exhibit 10.3

                                 PROMISSORY NOTE

No. 3                                                            August 10, 2004

     FOR VALUE RECEIVED, the undersigned, ECOLOGY COATING, INC., a California corporation (the "Payor"), promises to pay to DOUGLAS STROMBACK (together with his successors and assigns, referred to as the "Payee"), in the manner and at the place provided in this Note the principal amount set forth on Exhibit A, which is the total of the various advances (the "Advances") that the Payee has made to the Payor under this Note. The outstanding principal balance of this Note shall be payable on December 31, 2007 (the "Maturity Date").

                                    ARTICLE 1

                               TERMS OF REPAYMENT

     1.1 INTEREST. This Note shall bear interest ("Interest") equal to four percent (4%) per annum on the unpaid principal balance, computed on a three hundred sixty-five (365)-day year, during the term of the Note. Interest will accrue on each Advance commencing on the date of the Advance as set forth in Exhibit A to this Note. The Payor shall pay all Interest on or before the Maturity Date. In no event shall the rate of Interest payable on this Note exceed the maximum rate of interest permitted to be charged under applicable law.

     1.2 PAYMENTS. All payments under this Note shall first be credited against costs and expenses provided for hereunder, second to the payment of any penalties, third to the payment of accrued and unpaid interest, if any, and the remainder shall be credited against principal. All payments due hereunder shall be payable in legal tender of the United States of America, and in same day funds delivered to the Payee by cashier's check, certified check, or any other means of guaranteed funds to the mailing address provided below, or at such other place as the Payee or any holder hereof shall designate in writing for such purpose from time to time. If a payment hereunder otherwise would become due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding business day, and Interest, if any, shall be payable thereon during such extension.

     1.3 VOLUNTARY PRE-PAYMENT. The Payor may voluntarily prepay this Note in whole or in part at any time without penalty.

     1.4 MANDATORY PRE-PAYMENT. If Payor sells, or transfers in any manner, all or substantially all of its assets or merges into another corporation, then all amounts owed under this Note shall become immediately due and payable.

     1.5 EXEMPTION FROM RESTRICTIONS. It is the intent of the Payor and the Payee in the execution of this Note that the indebtedness hereunder be exempt from the restrictions of the usury laws of any applicable jurisdiction. The Payor and the Payee agree that none of the terms and provisions contained herein shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of any applicable jurisdiction. In such event, if any holder of

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this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of any applicable jurisdiction, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of such holder, be credited to the payment of the principal amount due hereunder or returned to the Payor.

     1.6 UNSECURED NOTE. This Note is unsecured.

                                    ARTICLE 2

                                    COVENANTS

     2.1 CONVERSION INTO COMMON STOCK. The Payor shall give the Payee the option to convert this Note, in whole or in part, into Common Stock of the Payor under terms acceptable to the Payor and the Payee at any point prior to the Maturity Date.

     2.2 NOTICE OF DEFAULT. So long as any amount under this Note shall remain unpaid, the Payor will, unless the Payee otherwise consents in writing, promptly give written notice to the Payee in reasonable detail of the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default.

                                    ARTICLE 3

                                     DEFAULT

     3.1 EVENTS OF DEFAULT. Any of the following events shall constitute an "Event of Default" hereunder:

          3.1.1 Failure by the Payor to pay the principal or Interest, if any, of this Note when due and payable on any Payment Date or on the Maturity Date, which failure continues for a period of thirty (30) days after written notice of default has been given by the Payee to the Payor; or

          3.1.2 The entry of an order for relief under Federal Bankruptcy Code as to the Payor or approving a petition in reorganization or other similar relief under bankruptcy or similar laws in the United States of America or any other competent jurisdiction, and if such order, if involuntary, is not satisfied or withdrawn within sixty (60) days after entry thereof; or the filing of a petition by the Payor seeking any of the foregoing, or consenting thereto; or the filing of a petition to take advantage of any debtor's act; or making a general assignment for the benefit of creditors; or admitting in writing inability to pay debts as they mature; or

          3.1.3 Failure by the Payor to pay the principal and Interest, if any, of this Note concurrent with a Mandatory Pre-Payment Event; or

          3.1.4 The breach of any covenant made by the Payor in this Note.


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     3.2 ACCELERATION. Upon any Event of Default (in addition to any other rights or remedies provided for under this Note), at the option of the Payee or any holder hereof, all sums evidenced hereby, including all principal, accrued but unpaid Interest, fees and all other amounts due hereunder, shall become immediately due and payable. If an Event of Default relating to certain events of bankruptcy or insolvency of the Payor occurs and is continuing, the principal of and interest, if any, on this Note will become and be immediately due and payable without any declaration or other act on the part of the Payee or any holder hereof. This Note shall bear interest at the rate of fifteen percent (15%) per annum upon the occurrence of an Event of Default.

     3.3 NOTICE BY THE PAYOR. Upon the happening of any Event of Default specified in this Article 3, the Payor shall notify the Payee and any holder hereof in writing within five (5) days after the occurrence of any Events of Default.

     3.4 NO WAIVER. Failure of the Payee or any holder hereof to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default, or in the event of continuance of any existing Event of Default after demand or performance thereof.

     3.5 PURSUIT OF ANY REMEDY. The Payee or holder hereof may pursue any remedy under this Note without notice or presentment. The Payee or any holder hereof has the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Payee or any such holder hereof under this Note.

                                    ARTICLE 4

                                  MISCELLANEOUS

     4.1 AMENDMENTS. No amendment or waiver of any provision of this Note, nor consent to any departure by the Payor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Payee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     4.2 NOTICES. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied, or delivered, to the Payor or the Payee, as applicable, at their respective addresses specified on the signature pages hereof, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or telecopied with receipt confirmed, respectively.

     4.3 NO WAIVER; REMEDIES. No failure on the part of the Payee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. All rights, powers and remedies of the Payee in connection with this Note are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.


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     4.4 SEVERABILITY; HEADINGS. If any one or more provisions of this Note shall be held to be illegal, invalid or otherwise unenforceable, the same shall not affect any other provisions of this Note and the remaining provisions of this Note shall remain in full force and effect. Article and paragraph headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose or be given any substantive effect.

     4.5 BINDING EFFECT; TRANSFER. This Note shall be binding upon and inure to the benefit of the Payor and the Payee and their respective successors and assigns. The Payee may not assign or otherwise transfer, or grant participations in, this Note or all or any portion of its rights hereunder or its interest herein to any person or entity, without the prior written consent of the Payor which consent shall not be unreasonably withheld. The Payor may not assign or otherwise transfer its rights or obligations hereunder or any interest herein without the prior written consent of the Payee. Any attempted assignment by the Payor or the Payee in contravention of this paragraph shall be null and void and of no force or effect.

     4.6 ENFORCEMENT. It is agreed that time is of the essence of this Note and in the event of default of the terms of this Note, the Payor agrees to pay all costs of collection or enforcement, including a reasonable attorneys' fees and if there is a default in payment of any sum due hereunder.

     4.7 GOVERNING LAW. This Note shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of Michigan without regard to conflicts of laws principles. The venue of any legal proceeding taken in connection with this Note will be Detroit, Michigan.

     4.8 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or event which with notice or lapse of time or both would become an Event of Default if such action is taken or condition exists.

     4.9 INTERPRETATION. The Payee and the Payor hereby waive the benefit of any statute or rule of law or judicial decision which would otherwise require that the provisions of this Note be construed or interpreted more strongly against the party responsible for the drafting thereof.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


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     IN WITNESS WHEREOF, this Note has been issued as of date first written above.

                                        PAYOR:

                                        ECOLOGY COATING, INC.


                                        By: /s/ Richard D. Stromback
                                            ------------------------------------
                                            Richard D. Stromback
                                        Its: President


Mailing Address of Payee:

Douglas Stromback

_____________________________________

_____________________________________

Mailing Address of Payor:

Ecology Coating, Inc.
1238 Brittain Road
Akron, OH 44310


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                                    EXHIBIT A

                              SCHEDULE OF ADVANCES

                      (UPDATED THROUGH SEPTEMBER 30, 2006)

       DATE          AMOUNT OF ADVANCE
       ----          -----------------
August 10, 2004           $20,000
September 24, 2004         15,000
October 22, 2004            5,000
December 28, 2004          15,000
January 25, 2005            5,000
February 28, 2005          15,000
March 2, 2005              15,015
March 3, 2005               6,015
March 31, 2005             15,000
April 19, 2005              3,970
May 6, 2005                60,000
August 29, 2005            25,000

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Effective as of March 1, 2005 Payee converted $27,500 principal amount into 250 shares of Common Stock of Payor and assigned $11,000 of this principal amount of this Note to Richard D. Stromback.


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